UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2012

Belden Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of principal executive offices) (Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On August 13, 2012, Belden Inc. (“Belden”) and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative for the initial purchasers listed on Schedule I thereto (the “Initial Purchasers”), providing for the issuance and sale of $700 million aggregate principal amount of 5.5% Senior Subordinated Notes due 2022 (the “Senior Subordinated Notes”) in an offering to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Subordinated Notes will be issued at par, and the issuance is expected to close, subject to customary closing conditions, on August 27, 2012.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Belden and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

Certain of the Initial Purchasers and their affiliates have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to Belden and its affiliates, for which they have received and may receive customary fees. An affiliate of J.P. Morgan Securities LLC serves as Administrative Agent under Belden’s senior secured credit facility and receives customary fees related thereto. Affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., HSBC Securities (USA) Inc., KeyBanc Capital Markets Inc., PNC Capital Markets LLC, RBS Securities Inc. and U.S. Bancorp Investments, Inc. are lenders under Belden’s senior secured credit facility and receive customary fees related thereto. In addition, Wells Fargo Securities, LLC is acting as dealer manager and solicitation agent for Belden’s tender offers announced on August 13, 2012 and will receive customary fees related thereto.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement filed as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On August 13, 2012, Belden Inc. issued a press release announcing the pricing of the Senior Subordinated Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of August 13, 2012, by and among Belden Inc., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers listed in Schedule I thereto

99.1	Belden Inc. news release dated August 13, 2012, titled “Belden Announces Pricing of $700 Million Offering of 5.5% Senior Subordinated Notes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Dated: August 16, 2012	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of August 13, 2012, by and among Belden Inc., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers listed in Schedule I thereto

99.1	Belden Inc. news release dated August 13, 2012, titled “Belden Announces Pricing of $700 Million Offering of 5.5% Senior Subordinated Notes”